ADVISER’S CODE OF ETHICS

PERSONAL TRADING POLICY/CODE OF ETHICS

Dated January 31, 2012

Rule 204A-1 (the “Rule”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”) requires an investment adviser registered with the Securities and Exchange Commission to establish, maintain and enforce a written code of ethics which meets the minimum requirements stated in the Rule. This Code of Ethics is intended to meet the requirements of the Rule.

STANDARDS OF CONDUCT

Exchange Traded Concepts, LLC (“ETC”) reputation is based on our employees acting in an ethical manner with honesty, integrity and professionalism. That reputation is a vital business asset. ETC expects that its employees will perform their duties and conduct their personal investment activities with (1) the duty to, at all times, place our client’s interests first and (2) the fundamental principle that they should not take inappropriate advantage of their positions.

All employees are governed by the requirements of this Code and must comply with Federal Securities Laws (as defined below). Employees are not permitted:

1)	To defraud a client in any manner;

2)	to mislead a client, including by either making an untrue statement of material fact or by making a statement that omits material facts;

3)	to engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon a client;

4)	to engage in any manipulative practice with respect to a client; or

5)	to engage in any manipulative practice with respect to securities.

As a fiduciary, ETC has an affirmative duty of care, loyalty, honesty and good faith to act in the best interests of its clients. This duty includes fully disclosing all material facts to clients concerning any conflict that does arise with respect to that client. This duty also applies to all Employees.

PERSONAL SECURITIES TRANSACTIONS GENERALLY

All personal securities transactions are to be conducted in such a manner as to be consistent with the Personal Trading Policy/Code of Ethics (“the Code”) and to avoid any actual or potential conflict of interest or any abuse of an employee’s position of trust and responsibility.

Under Rule 204A-1 of the Advisers Act, the Securities and Exchange Commission (“SEC”) has determined that an investment adviser’s code of ethics must require Access Persons (as described below) to report their personal securities transactions and holdings and be subject to certain trading restrictions. An Access Person is defined as any partner, officer, director or employee of the investment adviser who (1) provides investment advice on behalf of the investment adviser; (2) is subject to the supervision and control of the investment adviser; and who (a) has access to nonpublic information regarding clients' purchase or sale of securities, (b) is involved in making securities recommendations to clients or has access to such recommendations that are nonpublic. Strict compliance with the provisions of the Code shall be considered a basic condition of employment with ETC.

For purposes of ETCs’ policy, employees of sub-advisers and service providers that have access to nonpublic information are not covered by this policy but are covered by their employer’s policy.

CONFIDENTIALITY OF CLIENT INFORMATION

Confidentiality of information pertaining to ETC and its clients is a fundamental principle of the investment management business of ETC. Employees must maintain the confidential relationship between ETC and each of its clients. The confidentiality of information such as the extent of the account relationship must be held inviolate by those to whom it is entrusted and must never be discussed outside the normal and necessary course of ETCs’ business. To the extent possible, all information concerning clients and their accounts (including funds advised by ETC and the investors therein) shall be shared among employees on a strictly need-to-know basis. Each employee shall be subject to the privacy policies and procedures of ETC included in the Compliance Manual, (see Exhibit J in the ETC Compliance Manual).

GIFTS AND ENTERTAINMENT (see Exhibit C in the ETC Compliance Manual)

Employees should not accept inappropriate gifts, favors, entertainment or other things of material value that could influence their decision making or make them feel beholden to a person or firm. The same is true in terms of offering gifts to clients or prospects. Employees are required to comply with all provisions of ETCs’ Gifts and Entertainment Policy. For ETCs’ full Gifts and Entertainment policy please see Exhibit C the ETC Compliance Manual.

OUTSIDE EMPLOYMENT AND OTHER ACTIVITIES

Outside Employment. ETC discourages outside employment. Employees are not permitted to engage in any business activity or employment which interferes with their duties to ETC, divides their loyalty, creates an actual or apparent conflict of interest, or exposes the employee or ETC to possible criticism or adverse publicity. Employees must disclose all outside employment to ETCs’ senior management. Employees must obtain prior senior management approval of all outside employment, business activities, managing directorships, or fiduciary appointments.

Other Activities. ETC encourages employees to participate in worthwhile civic, social, educational, professional and charitable organizations and activities. No activity, however, should interfere with their regular employment duties, unreasonably encroach upon working time, or necessitate such long hours as to impair working effectiveness of the employee.

Service on Board of a Public Company. ETC defines a publicly traded company as any organization or entity which makes available to the public for purchase either through an exchange or other instrumentality a stake or share in the organization or entity.

Employees who wish to serve on the Board of Directors of a publicly traded company must supply a description, in writing, of the publicly traded company and the reasons why they are attempting to act in this role. This should be submitted to the Exception Committee1 for review and consideration.

Written pre-approval must be obtained from the Exception Committee in order for an employee to serve on the Board of Directors of a publicly traded company. The Exception Committee will review/consider many factors in making the decision to grant approval or disapproval, including, but not limited to, whether the company is one which ETC Trust would own. The Committee’s decision, either for or against, will be supplied to the employee in writing and will be included in the employee’s file.

If approval is granted by the Exception Committee, the employee has an ongoing obligation to notify the Exception Committee of any potential conflicts of interest which may arise during the course of participating as a member of the Board of Directors. If there is any question whether a conflict of interest exists or may exist, the Exception Committee shall be notified.

Violation of this policy may result in disciplinary action, up to and including termination of employment.

1 This committee is comprised of the Chief Executive Officer of ETC, Head of Regulatory Administration and the Chief Compliance Officer. If either of these committee members is the individual making the request, the Operations Coordinator will serve in their place on the committee to review the submission.

POLITICAL ACTIVITIES AND CONTRIBUTIONS

Political Activities. ETC encourages employees to be informed about and participate in the political process and political activities, provided such participation does not unduly interfere with the employees' duties or embarrass or discredit ETC. ETC further encourages all employees to vote in elections and, if employees so choose, to make voluntary contributions of time and/or money to political and governmental activities. Employees must, however, engage in such activities as individuals rather than as representatives of ETC. Employees must further avoid any appearance of corporate sponsorship or endorsement in connection with any election. Employees must not use the corporate name in connection with any political fund-raising activity or in any printed material for use in political fund-raising activity, except where permitted by law. Employees must obtain approval of the Chief Compliance Officer (“CCO”) before becoming a candidate for public office, accepting any nomination or appointment to a public office or agreeing to serve as an official (such as a campaign manager, chairman or treasurer) in a political campaign.

Political Contributions and Corporate Payments. Corporate disbursements of money, property or services to any government official, political party or candidate, either domestic or foreign, are strictly prohibited, even in those jurisdictions where such contributions are legally permissible. No offer, promise of payment or payment shall be made to any person, corporate entity, official of any government or government agency, in the United States or abroad, either directly or indirectly, to win preferential treatment in securing business or obtaining special concessions in ETCs’ interest. It should be emphasized that a corporate payment need not be illegal to be prohibited. Payments are broadly defined to include property or services.

Employees are required to comply with all provisions of ETCs’ Political Contributions (Pay-to-Play) Policy, which has been designed to ensure compliance with Rule 206(4)-5 of the Investment Advisers Act of 1940, (see Exhibit I in the ETC Compliance Manual).

Service in Public Office. Employees who wish to serve in Public Office must supply a description, in writing, of the particular public office and the reasons why they are attempting to serve in this role. This material should be submitted to the Exception Committee for review and consideration.

Written pre-approval must be obtained from the Exception Committee in order for an employee to seek or serve in public office. The Exception Committee will review/consider many factors in making the decision to grant approval or disapproval, including, but not limited to, whether serving in such capacity will give the employee access to non-public information concerning stocks that are currently or could potentially be considered for inclusion in ETC client portfolios. The Committee’s decision will be supplied to the employee in writing and will be included in the employee’s file.

If approval is granted by the Exception Committee, the employee has an ongoing obligation to notify the Exception Committee of any potential conflicts of interest which may arise during the course of his or her service in public office. If there is any question whether a conflict of interest exists or may exist, the Exception Committee shall be notified.

Violation of this policy may result in disciplinary action, up to and including termination of employment.

RECORDS

The following records will be kept pertaining to the Code of Ethics:

A copy of each Code that has been in effect at any time during the past five years will be kept in a readily accessible place by the CCO.
•	A record of any violations of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred.

•
A record of all written acknowledgements of receipt of the Code and amendments to such Code for each person who is currently, or was within the past five years, a supervised person (five years from the date employment is terminated).

•
Holdings and statements/transaction reports made pursuant to the Code must be maintained for at least five years after the end of the fiscal year in which the report was made (the first two years in an easily accessible place).

•	A list of names of persons who are currently, or within the past five years were access persons.
•
A record of any decision and supporting reasons for approving the acquisition of securities by access persons in limited offerings for at least five years after the end of the fiscal year in which the approval was granted.

•	A record of the individual(s) responsible for reviewing access persons’ reports currently and during the past five years.
•
A copy of reports provided to the mutual fund’s board of directors regarding the Code for at least five years after the end of the fiscal year in which it was made, the first two years in an easily accessible place.

•	A copy of all decisions made by the Exceptions Committee during the last five years.

All Access Persons are required to report any violations of the Code and potential conflicts of interest promptly to the CCO (if the CCO is unavailable the violation should be reported to Manager, Compliance). Such reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Retaliation by an employee against an individual who reports a violation is prohibited and constitutes a further violation of the Code. This duty encompasses a requirement that all employees promptly self-report violations of the Code.

SPECIFIC PERSONAL TRADING POLICIES

Definitions
A.
“Access Person” means: any officer, director or employee who provides investment advice on behalf of ETC, is subject to the supervision and control of ETC and who (1) has access to nonpublic information regarding any clients’ purchase or sale of securities; or (2) is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

B.
“Automatic Investment Plan” means any program in which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

C.
“Beneficial Ownership” is interpreted in the same manner as it would be under Rule 16a-1(a) under the Securities Exchange Act of 1934 (the “Exchange Act”) in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder. Generally, you will be treated as the “beneficial owner” of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

(a)	A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.
(b)
An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household. An Access Person’s “immediate family” includes a spouse, minor children and adults living in the same household as the Access Person.

•	Securities held by a partnership of which you are a general partner;
•	Securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee;
•	Equity securities which may be acquired upon exercise of an option or other right, or through conversion.
•	For interpretive guidance on this test, you should consult counsel.
D.	“Covered Securities” means a security defined in section 202(a)(18) of the Advisers Act.
Covered Securities include:
•	Stocks

•	Bonds
•	Futures
•	Exchange Traded Fund
•	Investment contracts
•	Options on securities
•	Options on indexes and options on currencies,
•	Limited partnerships (of any kind)
•	Shares of open-end mutual funds that are advised or sub-advised by ETC or any of its affiliates (including The Exchange Traded Concepts Funds),
•	Foreign unit trusts
•	Foreign mutual funds
•	Private investment funds
•	Hedge funds
•	Investment clubs

Covered securities do not include:
•	Direct obligations of the U.S. government (e.g. treasury securities)
•	Bankers acceptances
•	Bank certificates of deposit
•	Commercial paper
•	High quality short-term debt obligations - including repurchase agreements,
•	Shares of open-end investment companies other than a Reportable Fund (including The Exchange Traded Concepts Funds)
•	Shares issued by money market mutual funds
E.	The pre-clearance requirements do not apply to transactions effected pursuant to an Automatic Investment Plan.
F.
“Federal Securities Laws” means the Securities Act of 1933 (the “1933 Act”), the Exchange Act, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to investment advisers, and any rules adopted thereunder by the SEC or the Department of Treasury.

G.
An “Initial Public Offering” means an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

H.	A “Limited Offering” means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the 1933 Act.
I.	“Purchase or Sale of a Security” includes, among other things, the writing of an option to purchase or sell a security.
J.
“Reportable Fund” means: (i) any fund for which ETC serves as an investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940 (including The Exchange Traded Concepts Funds); or (ii) any fund whose investment adviser or principal underwriter controls ETC, is controlled by ETC, or is under common control with ETC.

PERSONAL TRADING

ALL SECURITY TRANSACTIONS IN COVERED SECURITIES REQUIRE WRITTEN CLEARANCE IN ADVANCE.

Under its business model ETC does not purchase individual securities for any of its clients (currently, the Exchange Traded Concepts Funds). Access Persons are barred from purchasing any Covered Securities in which the Funds have either a long or short position. If an employee owns a position in any Covered Security, he/she must get written pre-clearance from the CCO or his/her delegate to add to or sell the position.

Access Persons are required to pre-clear all personal trades of Covered Securities, including those in the Exchange Traded Concepts Funds (see Exhibit G of the Code of Ethics). Advance written approval is valid for 48 hours; if a trade has not been executed, subsequent approvals are necessary until the trade is executed. No clearance will be given to an Access Person to purchase or sell any Covered Security (1) on a day when any ETC client account has a pending “buy” or “sell” order in that same Covered Security until that order is executed or withdrawn or (2) when the Compliance Department has been advised that the same Covered Security is being considered for purchase or sale for any ETC client account. Copies of all pre-clearance forms are to be given to the CCO or his/her delegate by the Access Person. The Access Person should keep a copy for their files. The CCO or his/her delegate will reconcile the pre-clearance report with the duplicate confirm to ensure compliance with the policy.

Access Persons may not purchase Initial Public Offerings (IPO’s).

Access Persons are also prohibited from entering into short sales in any security that is owned by any of ETC clients (currently the Exchange Traded Concepts Funds).

Limited Offerings require written pre-clearance. IRA's, and Rollover IRA's that are self-directed (i.e. stocks or bonds, not mutual funds), and ESOP's (employee stock ownership plans) require pre-clearance

Purchases of mutual fund shares (where the fund is NOT advised by ETC or its affiliates) are excluded from pre-clearance, at this time, as are 529 plans that invest in mutual funds (mutual funds advised or sub-advised by the firm must be reported during the annual and quarterly reporting periods).

Access Persons are prohibited from trading, either personally or on behalf of others, while in possession of material, non-public information. Access Persons are also prohibited from communicating material non-public information to others in violation of the law. For additional information see ETCs’ Policy on the Prevention of Insider Trading included in Exhibit B of the ETC Compliance Manual.

Blackout Restrictions: Access Persons are subject to the following restrictions when their purchases and sales of Covered Securities coincide with trades of ETC clients (including investment companies):

1.
Purchases and sales within three days following a client trade. Access Persons are prohibited from purchasing or selling any Covered Security within three calendar days after a client has a transaction in the same (or a related) security. If an employee makes a prohibited transaction the employee must unwind the transaction and relinquish any gain from the transaction to a charitable organization.

2.
Purchases within seven days before a client purchase. An employee who purchases a Covered Security within seven calendar days before a client trades the same (or a related) security is prohibited from selling the Covered Security for a period of six months following the portfolio’s trade. The Trading Exception Committee2 must approve exceptions. If an employee makes a prohibited sale without an exception within the six-month period, the employee must relinquish any gain from the transaction to a charitable organization.

3.
Sales within three days before a client sale. An employee who sells a Covered Security within three days before a client trades the same (or a related) security must relinquish to charity the difference between the employee’s sale price and the portfolio’s sale price (assuming the employee’s sale price is higher). If the employee’s sale price is lower no action is required.

Short Term Trading:
Access Persons may not take profits in any security in less than 30 days (includes Options, Convertibles and Futures). If an Access Person must trade within this period, the Exception Committee must grant approval or the Access Person must relinquish such profits to charity. The closing of positions at a loss is not prohibited. Options that are out of the money may be exercised in less than 30 days. Access Persons are prohibited from engaging in short term or market timing activities in mutual funds advised or sub-advised by the firm. Pre-clearance is required for Access Persons’ redemptions or exchanges in mutual funds advised or sub-advised by the firm.
_________
2 This committee is comprised of the Chief Executive Officer, CCO, and the Head of Regulatory Administration.

Reporting:

Consistent with the requirements of the Investment Advisers Act of 1940 - Rules 204A-1, and with the provisions of Rule 17j-1 of the Investment Company Act of 1940, Access Persons must submit the following, (see Exhibit F of the Code of Ethics for the list of access persons held by the CCO):
1)
Initial Holdings Report - within ten (10) days of hire, all new Access Persons are required to file a signed and dated Initial Holdings Report, setting forth the title, ticker symbol or CUSIP number, type of security, number of shares, and the principal amount of each covered security (including mutual funds advised or sub-advised by the firm) in which they have any direct or indirect beneficial ownership; and the name of any broker, dealer, or bank with whom an account is maintained in which any Covered Securities are held for their direct or indirect benefit and the date the report is submitted. The information must be current as of a date no more than 45 days prior to the date the person became an Access Person, (see Exhibit B of the Code of Ethics).

2)
Annual Holdings Report - on an annual basis, all Access Persons are required to file within thirty (30) days of year-end a signed and dated Annual Holdings Report listing all Covered Securities owned as of December 31st. Within this Report, all Access Persons must list the title, the number of shares, and the principal amount of each Covered Security (including mutual funds advised or sub-advised by the firm) in which they had any direct or indirect beneficial ownership; and the name of any broker, dealer, or bank with whom an account was maintained in which any Covered Securities were held for their direct or indirect benefit and the date the report is submitted. The information must be current as of a date no more than 45 days before the report is submitted, (see Exhibit C of the Code of Ethics).

3)
Quarterly Transaction Reports - Within thirty (30) days following the end of each calendar quarter all Access Persons must submit a signed and dated report listing all transactions in Covered Securities executed during that preceding calendar quarter. For each transaction, Access Persons are required to list the date, the title, ticker symbol or CUSIP number, the number of shares, interest rate and maturity date, and the principal amount of each covered security involved; the nature of the transaction (i.e., purchase, sale, or other type of acquisition/disposition); the price at which the transaction was effected; and the name of any broker, dealer, or bank through which the transaction was effected and the date the report is submitted. Also in this report Access Persons are to disclose any brokerage account opened during the calendar quarter. Access Persons are required to list the name of the broker, dealer or bank with whom the access person established the account, the date the account was established and the date the report is submitted, (see Exhibit A of the Code of Ethics).

4)
Duplicate brokerage/mutual fund statements/confirms – Access Persons may have duplicate statements and confirms sent to the attention of ETCs’ CCO if they don’t comply with the Quarterly Transaction Reporting. The CCO or his/her delegate will review them on a quarterly basis, to ensure all policies are being followed. The Manger, Compliance will review the statements and confirms of the CCO. Brokerage, mutual funds advised or sub-advised by ETC Concepts, IRA's, Rollover IRA's (which are self-directed), ESOP's, private placements, and limited partnerships must all be reported and duplicate statements must be forwarded. Violations detected during the review will be documented and reviewed by the CCO. The CCO will determine appropriate steps depending on the violation, up to and including termination of employee.

5)
Annual Certification - All Access Persons are required to certify annually to the Compliance Department that: (i) they have read and understand the Personal Trading Policy/Code of Ethics; (ii) they have complied with all requirements of the Personal Trading Policy/Code of Ethics; and (iii) they have reported all transactions required to be reported under the Personal Trading Policy/Code of Ethics.

Transactions effected pursuant to an automatic investment plan (i.e. dividend reinvestment plan) are exempt from reporting, as are acquisitions or securities through stock dividends, stock splits and other similar corporate reorganizations.

Access Persons of ETC must abide by the established internal policies and procedures. Compliance with the quarterly/annual Trading Disclosures and Holdings Reporting is a requirement of your employment at ETC. It is each employee’s responsibility to provide the required information within 30 days of the end of each quarter.

All transaction and holdings reports submitted to the Compliance Department will be maintained in the strictest confidence, except to the extent necessary to implement and enforce provisions of the Code or to comply with requests for information from government agencies or pursuant to litigation.

Access Persons who violate ETCs’ Code of Ethics or any Personal Trading policies outlined above (including those policies requiring pre-clearance, trading disclosure and reporting) may be subject to disciplinary action, up to and including termination of the employee, as outlined below:

•	First Violation: Disciplinary letter will be placed in employee file;

•	Second Violation: $250.00 fine will be assessed;

•	Third Violation: $500.00 fine will be assessed;

•	Fourth Violation: Employee termination.

Which all occur in a 36 month period from the first violation.

In addition to the disciplinary actions listed above, the CCO will consider whether disgorgement of profits from transactions made in violation of this Code of Ethics is appropriate.

Miscellaneous

(1)
Confidentiality. All reports of securities transactions and any other information filed with ETC pursuant to this Code will be treated as confidential. However, we may disclose copies of reports and information to the Securities and Exchange Commission or as otherwise required by law.

(2)	Interpretation of Provisions. ETC may from time to time adopt interpretations of this Code as it deems appropriate.

(3)
Distribution of Code, Acknowledgement of Receipt and Annual Certification of Compliance. All ETC personnel will receive a copy of this Code and any amendments. Within 10 days of receiving any initial or amended copy of this Code, and each year thereafter, each person will sign and return the compliance certification attached as Exhibit D and E of the Code of Ethics.

(4)	Reporting Violations. Any violation of this Code must be promptly reported to ETC’s Chief Compliance Officer, an Alternate Review Officer, or other member of ETC’s Compliance Department.

Exhibit A
Exchange Traded Concepts, LLC
Quarterly Personal Securities Transaction Report

Name of Reporting Person:	_________________________	Calendar Quarter Ended:	__________________________
Date Report Due:	__________________________	Date Submitted:	___________________________

Securities Transactions* (Note: Transactions in both Public and Private (i.e., limited offerings) Reportable Securities are required to be reported, unless otherwise exempted under the Code.)

Date of Transaction	Title of Reportable Security and ticker or CUSIP	No. of Shares or Principal Amount	Maturity Date and Interest Rate (if applicable)	Type of Transaction (buy, sell or other - describe)	Price	Name of Broker, Dealer or Bank Effecting Transaction

____	I had no transactions involving Reportable Securities during the preceding calendar quarter that were required to be reported.

____
I had transactions involving Reportable Securities during the preceding calendar quarter for non-Exchange Traded Concepts accounts and I have either supplied all of the required information on this form or have arranged for the Chief Compliance Officer to receive duplicate copies of trade confirmations and periodic account statements that contain all of the information listed above.

____
I had transactions involving Reportable Securities during the preceding calendar quarter for Exchange Traded Concepts accounts and the information listed above is located on the trading report, which will be attached to this form.

* The report or recording of any transaction noted above will not be construed as an admission that I have beneficial ownership of one or more of the Reportable Securities reported above.

Securities Accounts
If you established a securities account during the quarter, please provide the following information:

Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account

____ I did not establish a securities account during the preceding calendar quarter.

I certify that I have included on this report all transactions in Reportable Securities and accounts required to be reported pursuant to the Code of Ethics.

________________________________________	________________________________
(Signature)	(Date)

Exhibit B
Exchange Traded Concepts, LLC

Initial Holdings Report

Name of Reporting Person:	_____________________________	Date Person Became Subject to the Code:	_____________________________
Date Report Due:	_____________________________	Date Submitted:	_____________________________

Information Provide as of:	_____________________________	[Note: Date person became subject to Code and as of date shold be the same.]

 Securities Holdings* (Note: Holdings in both Public and Private (i.e., limited offerings) Reportable Securities are required to be reported, unless otherwise exempted under the Code.)

Title of Reportable Security	Ticker or CUSIP	Type of security (Common, preferred, bond, etc.)	No. of Shares or Principal Amount

____	I have no holdings in Reportable Securities to report.

____
I have holdings in Reportable Securities to report and I have either supplied all of the required information on this form or have attached a copy of my most recent account statement that contains all of the information listed above.

* The report or recording of any holding in Reportable Securities noted above will not be construed as an admission that I have beneficial ownership of one or more of the Reportable Securities reported above.

Securities Accounts

Name of Broker, Dealer or Bank	Name(s) on and Type of Account

____ I have no securities accounts to report.

I certify that I have included on this report all holdings in Reportable Securities and accounts required to be reported pursuant to the Code of Ethics.

________________________________________	________________________________
(Signature)	(Date)

Exhibit C
Exchange Traded Concepts, LLC
Annual Holdings Report

Name of Reporting Person:	_____________________________	Calendar Year Ended:	_____________________________

Date Report Due:	_____________________________	Date Submitted:	_____________________________

Information Provided as of:	[Note: Information should be current as of a date no more than 30 days before this report is submitted.]

Securities Holdings* (Note: Holdings in both Public and Private (i.e., limited offerings) Reportable Securities are required to be reported, unless otherwise exempted under the Code.)

Title of Reportable Security	Ticker or CUSIP	Type of security (Common, preferred, bond, etc.)	No. of Shares or Principal Amount

____	I have no holdings in Reportable Securities to report for the year.

____
I have holdings in Reportable Securities in non- Exchange Traded Concepts accounts to report and I have either supplied all of the required information on this form or have attached a copy of my most recent account statement that contains all of the information listed above.

____	I have holdings in Reportable Securities in Exchange Traded Concepts accounts to report and the information listed above is located on the trading report, which will be attached to this form.

* The report or recording of any holdings in Reportable Securities noted above will not be construed as an admission that I have beneficial ownership of one or more of the Reportable Securities reported above.

Securities Accounts

Name of Broker, Dealer or Bank	Date Account Was Established	Name(s) on and Type of Account

____	I have no securities accounts to report for the year.

I certify that I have included on this report all holdings in Reportable Securities and accounts required to be reported pursuant to the Code of Ethics.

________________________________________	________________________________
(Signature)	(Date)

Exhibit D

Exchange Traded Concepts, LLC
Initial Compliance Certification

Acknowledgement of Receipt of Initial Code of Ethics

I acknowledge that I:
*	have received, read and reviewed the Exchange Traded Concepts Code of Ethics;
*	understand the policies and procedures in the Exchange Traded Concepts Code of Ethics;
*	recognize that I am subject to these policies and procedures;
*	understand the penalties for non-compliance;
*	will fully comply with the Exchange Traded Concepts Code of Ethics
*	have fully and accurately completed this Certification.

Signature:	______________________	Date Submitted:	____________________
Name:	______________________ (please print)	Due Date:	____________________

Exhibit E

Exchange Traded Concepts, LLC
Annual Compliance Certification

Acknowledgement of Receipt of Annual Certification of the Code of Ethics

I certify that I:
* have received, read and reviewed the Exchange Traded Concepts Code of Ethics;
* understand the policies and procedures in the Exchange Traded Concepts Code of Ethics;
* recognize that I am subject to these policies and procedures;
* understand the penalties for non-compliance;
* have complied with the Exchange Traded Concepts Code of Ethics and any applicable reporting requirements during this past year;
* have fully disclosed any exceptions to my compliance with the Exchange Traded Concepts Code of Ethics below;
* will fully comply with the Exchange Traded Concepts Code of Ethics
* have fully and accurately completed this Certification.

Exceptions:
____________________________________________________________
____________________________________________________________
____________________________________________________________
______________________________________________________

Signature:	______________________	Date Submitted:	____________________
Name:	______________________ (please print)	Due Date:	____________________

Exhibit F

Exchange Traded Concepts, LLC
Access Persons List

NAME	TITLE	DATE ACCESS GIVEN

Signature of CCO:	______________________	Date Submitted:	____________________
Name:	______________________ (please print)

Exhibit G

EXCHANGE TRADED CONCEPTS
Request for Pre-Clearance Form

To: The Chief Compliance Officer
From:

Date of Pre-Clearance Request:
Time of Pre-Clearance Request:                 am/pm

Ticker	Buy/Sell	Name of Security	Proposed Transaction Date	No. of Shares	Approved	Denied

By signing below, I hereby request approval to complete the transaction(s) contemplated above. I acknowledge and agree that clearance of a transaction is valid only for a 48 hour period. If the transaction if NOT placed within that 48 hour period, clearance of that transaction must be pre-requested.

Date:

Signature:

Print Name:

Date Received:
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